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                                                                   Exhibit 10(q)

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This amendment is made effective May 1, 1996, to the Employment Agreement dated May 1, 1994, as amended as of March 27, 1995 (collectively, the "Employment Agreement"), between Health Power Management Corporation, an Ohio corporation (the "Company"), and Thomas E. Beaty, Jr. (the "Employee"), who hereby agree as follows:

         ss.1. The base salary set forth in ss.6(a) of the Employment Agreement hereby is increased from $132,000 to $160,000 per annum.

         ss.2. The automobile allowance set forth in ss.8(b) of the Employment Agreement hereby is increased from $500 to $700 per month.

         ss.3. For purposes of determining (a) the Employee's incentive cash bonus for the 1996 Performance Year and (b) the number of Shares subject to the Employee's Formula Vesting Options to receive accelerated treatment for the 1996 Performance Year, the Employee and the Company agree that for the 1996 Performance Year the Maximum Cash Bonus shall be $250,000 and the Ceiling Amount shall be $1,000,000.

         ss.4. The Employee and the Company agree that the performance goals to be accomplished by the Employee or under his direction and management on behalf of Health Power, Inc. and its subsidiaries for 1996 are attached hereto as Exhibit A, which exhibit is incorporated herein by reference. It is understood that the Company's Compensation Committee will assess the extent to which such goals were achieved in connection with its determination of the number of Shares subject to the Employee's Discretionary Vesting Options to receive accelerated vesting treatment for the 1996 Performance Year.

         ss.5. The Company shall not geographically relocate the Employee from the Columbus, Ohio area without the prior consent of the Employee.

         ss.6. All capitalized terms used in this amendment but not otherwise defined herein shall have the respective meanings given those terms in the Employment Agreement.

         ss.7. This document is an amendment to the Employment Agreement. In the event of any inconsistencies between the provisions of the Employment Agreement and this amendment, the provisions of this amendment shall control. Except as notified by this amendment, the Employment Agreement shall continue in full force and effect without change.

HEALTH POWER MANAGEMENT
  CORPORATION


By /s/ Bernard F. Master, D.O.                  /s/ Thomas E. Beaty, Jr.
   ---------------------------                  ------------------------
   Bernard F. Master, D.O.,                     THOMAS E. BEATY, JR.
         Chairman


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